EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

THIS EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT (the "Agreement") is entered into this 2nd day of March 2009 (the "Effective Date") by and between NextFitness, Inc., with principal offices at 235 W. Sego Lily Dr., 2nd Floor, Sandy, Utah, 84070 (the "Licensor") and Wren, Inc., with principal offices at 1608 West 2225 South, Woods Cross, Utah 84087 (the "Licensee").

RECITALS

Licensor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the corporate power to own property and carry on its business as contemplated by this Agreement;

Licensor is the producer of content used in the development of dynamic and personalized health and fitness audio and/or video workouts featuring celebrities and/or preeminent trainers (the "Distributed Content").

Licensor is also the owner or exclusive licensee of all intellectual property embodied in Licensor's web-based application and has rights, title, and interest in and to content and technology embodied in said application, which application provides subscribers (each a "Subscriber," collectively "Subscribers") with the ability to download or otherwise transfer the Distributed Content using the web-based application (the "Service"). Licensor desires to grant a license for all said web-based-application intellectual property and any modifications, improvements, enhancements or upgrades thereto, but not including Distributed Content (the "Application IP").

Licensor is also the owner or exclusive licensee of all intellectual property used in Licensor's portable media player known as the "Keychain Trainer" and has rights, title and interest in and to content and technology embodied therein, which Keychain Trainers are used by Subscribers for the purpose of playing Distributed Content. Licensor desires to grant an exclusive license to distribute the Keychain Trainer including any modifications, improvements, enhancements, or upgrades thereto (the "Keychain Trainer Distribution Rights").

Licensor is also the owner of the trademarks, service marks, trade names, advertising materials, marketing materials, and other business materials associated with all the Keychain Trainer and the Service, including but not limited to trademarks; service marks; trade names; and standard forms, including but not limited to contracts, agreements, warranties, terms of use, instructions, documentation, and the like; whether in paper, electronic, or other form; and Licensor desires to grant a license for the use of all such trademarks, trade names, advertising materials, marketing materials, and other business materials associated with all the Licensor's products and services, including any future trademarks, trade names, advertising materials, marketing materials, and other business materials (collectively, the "Trade IP").

Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power to own property and carry on its business as contemplated by this Agreement.

Licensee desires to obtain a license for the Application IP; an exclusive license for the Keychain Trainer Distribution Rights; and a license for the Trade IP (including an exclusive license for Trade IP associated with the KeyChain Trainer as appear in Exhibit A, Exclusive Trade IP, hereto) for the following uses:

In the marketing, selling, and provision of the Keychain Trainer and the Service directly to consumers.

For any other legitimate business purposes consistent with the intent of this Agreement.

Licensor desires to grant a license for the Application IP, an exclusive license for the Keychain Trainer Distribution Rights, a license for the Trade IP (including an exclusive license for Trade IP associated with the KeyChain Trainer as appear in Exhibit A, Exclusive Trade IP, hereto) according to the terms of this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. GRANT OF EXCLUSIVE AND NONEXCLUSIVE RIGHTS; CONSIDERATION

(a) Application IP License. Subject to the other terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a non-exclusive license to commercialize and exploit the Application IP (including by sublicensing) by selling the Service directly to consumers by means including but not limited to retail sales, network marketing, multilevel marketing, electronic media, internet sales, telephone sales, and direct sales and to manufacture, distribute, market the Service in support thereof. Licensee shall be responsible for the provision of the Service to Subscribers worldwide and for all upgrades, enhancements, improvements, and modifications to the Service, as well as for order processing, fulfillment, billing, collection, and all other ordinary, customary, and necessary business activities and processes associated with the Service and its Subscribers, including the any claims or causes of action relating to the Application IP patents.

(b) Exclusive Keychain Trainer Distribution Rights License. Subject to the other terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee the exclusive right and license to commercialize and exploit the Keychain Trainer Distribution Rights (including by sublicensing) by selling the Keychain Trainer directly to consumers by means including but not limited to retail sales, network marketing, multilevel marketing, electronic media, internet sales, telephone sales, and direct sales and to manufacture, distribute, market the Keychain Trainer in support thereof. Licensee shall be responsible for all manufacturing, warehousing, distribution, order processing, fulfillment, billing, collection, and all other ordinary, customary, and necessary business activities with respect to the Keychain Trainer, including and claims or causes of action relating to Keychain-Trainer patents.

(c) Trade IP License. Subject to the other terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a license to use the Trade IP (including an exclusive license to use the Trade IP associated with the KeyChain Trainer as appears in Exhibit A, Exclusive Trade IP, hereto) in connection with Licensee's exploitation of the Application IP and the Keychain Trainer Distribution Rights, according to the terms of this Agreement.

(d) Order of Precedence. The terms and conditions of this Agreement shall take precedence over and govern in the event of conflict between the terms and conditions of this Agreement the terms and conditions of any other documents and forms of the parties. Any provision or data in any order, any subordinate document, or any other document originated by either party, or contained in any documents or forms attached to or referenced in any of the above documents, which modifies, supplements or conflicts with the terms of this Agreement shall not be binding unless agreed to in writing by the parties.

(e) Payment Terms. All payments due to Licensor from Licensee under this Agreement shall be paid to the applicable Licensor by check or wire transfer.

(f) Technical Information Regarding the Keychain Trainer and the Service. Within twenty (20) business days after the Effective Date of this Agreement, Licensor shall disclose to Licensee any and all technical information and know-how then within the knowledge or possession of Licensor that has not already been disclosed to Licensee and that would be helpful to Licensee in its efforts to exploit the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP, and the parties shall formulate a training program and schedule for Licensor to provide training to Licensee's personnel. The transfer of information and know-how and the training shall take place either at Licensee's offices or telephonically. Licensor shall, throughout the term of this Agreement, cause its employees and any third parties who are employed or

engaged to do research, development or other inventive work to disclose to Licensee all refinements, modifications, improvements, enhancements, or upgrades to the Keychain Trainer and the Service, as well as any new products developed by Licensor utilizing, embodying, upgrading, enhancing, improving, modifying or refining the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP, all of which shall be licensed to the Licensee under terms of this Agreement. Licensee shall promptly disclose to Licensor all refinements, modifications, improvements, enhancements, or upgrades to the Keychain Trainer and the Service, as well as any new products developed by Licensee utilizing, embodying, upgrading, enhancing, improving, modifying or refining the Application IP, the Keychain Trainer, and/or the Trade IP.

(g) License Fee. In consideration of the rights granted to Licensee hereunder and Licensor's performance of its obligations hereunder, Licensee agrees to pay Licensor a Two Million Dollar (US$2,000,000) license fee, which license fee (the "License Fee") shall be paid by Licensee to Licensor as follow:

(i) issuance of 300,000 shares of Wren, Inc.'s restricted Class A preferred stock at par value ($0.001) to Nextfit, Inc., with rights and preferences as prescribed in Exhibit B, "Class A Preferred," hereto, representing 19.35% ownership of Licensee as of the date of this agreement;

(ii) issuance of 300,000 shares of Wren, Inc's restricted Class A preferred stock at par value ($0.001) to Nextfitness, Inc., with rights and preferences as prescribed in Exhibit B, "Class A Preferred," hereto, representing 19.35% ownership of Licensee as of the date of this agreement;

(iii) issuance of 600,000 shares of Wren, Inc's restricted Class B preferred stock at par value ($0.001) to Jeff C. Hays and Teri Sundh, with rights and preferences as prescribed in Exhibit C, "Class B Preferred," hereto, representing 38.7% ownership of Licensee as of the date of this agreement, which shares shall be held in escrow until the earlier of two years or until Licensee has made total payments pursuant to this Agreement to Licensor of in excess of $500,000 per month for three consecutive months, and which shares shall be subject to the terms and conditions of any employment or other agreements by and between Jeff C. Hays and Teri Sundh;

(iv) an unsecured promissory note, Exhibit D, for $800,000 at interest of ten percent (10%) APR as of the date of this Agreement, payable as follows: $25,000 as of May 31, 2009; $25,000 as of June 30, 2009; and $50,000 per month at the end of every month thereafter until a final payment has been made; and

(v) monthly payments of $600,000 in March, 2009 ; $300,000 in April, 2009; $200,000 in May, 2009; and $200,000 in June 2009 for the personnel contributions, services, facilities, intellectual property and database access, and other contributed materials and introductions requested by Licensee and that will be provided by Licensor in order to assist Licensee in exploiting the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP according to the terms of this Agreement, which monthly payments shall be deemed to have started as the Effective Date of this Agreement.

(h) Licensee Subscriber Payment. In addition to the License Fee payable pursuant to Section 1(g) above, Licensee shall pay to Licensor an amount equal to $2.00 per month for each Subscriber who paid that month and whose continuing subscription does not predate the Effective Date (each a "Licensee Subscriber, collectively, the "Licensee Subscribers"), except that no monthly fee shall be paid for Licensee Subscribers during their first 30 days of Service, with a minimum payment of $30,000 per month. The Licensee Subscriber Payment is due and payable each month to Licensor from Licensee as of the last day of each calendar month..

(i) Purchase of Keychain Trainers. Licensee shall purchase ~~20,000~~ 10,000 (twenty thousand) Keychain Trainers from Nextfit at a price of $25.00 per unit on or prior to May 15, 2009.

(j) Permitted Content. In consideration of the rights granted by Licensor to Licensee hereunder, and so long as Licensor is producing health and fitness audio workouts, Licensee hereby agrees that it will not distribute any health and fitness audio or video workouts other than the Distribution Content. If Licensor fails to honor its contractual obligations to celebrities and trainers featured in Licensor's workout, Licensee shall have the right to either require Licensor to assign to Licensee any or all agreements with said celebrities and trainers, to make such payments to said celebrities and trainers as prescribed under such agreements, and to deduct such payments from the monthly payments that Licensee makes to Licensor pursuant to this Agreement.

(k) Service Hosting and Subscriber Customer Support. In consideration of the hardware, software, and peripherals upon which the web based application resides, and which is used to provide the Service, Licensee hereby agrees to provide the Service, including adequate subscriber customer support, for up to 20,000 (twenty thousand) Licensor subscribers, at no charge to Licensor, throughout the term of this Agreement.

(l) Billing, Collection and Payments. Licensee shall be responsible for billing and collection of the Service Fee from all Licensee Subscribers. Within fifteen (15) days of the end of each calendar month, Licensee shall pay Licensor the Licensee Subscriber Payments. Licensee shall include with the monthly remittance the detail monthly report being remitted against such that Licensor can verify the accuracy of the remittance. Any amounts owed to Licensor by Licensee which have been received by Licensee and have not been remitted to Licensor as required herein shall be subject to a service charge at the lower of the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law.

(m) Additional Consideration. Licensee agrees to issue Tryant, LLC and/or its designee, warrants for the purchase of 4,500,000 ~~1,500,000~~ shares of Wren, Inc. common stock at a price of $.334 ~~$1.00~~ per share and such other terms as evidenced in Exhibit E. Such warrant shall have registration rights pursuant to the Registration Rights Agreement attached hereto as Exhibit F.

2. MUTUAL OBLIGATIONS

(a) Quality Control. Each party agrees that it shall maintain a high standard of quality with respect to the use of the Application IP, the Keychain Trainer, and the Trade IP, including but not limited to the packaging for the Keychain Trainer, and any depictions of or marketing and advertising for Keychain Trainer and/or the Service.

(b) Regulatory Compliance. Licensee acknowledges that from time to time during the term of this Agreement, Licensor may be required to obtain certain license, label, and packaging approvals for the Keychain Trainer, which approvals were not previously obtained by Licensor from the appropriate regulatory authorities worldwide. Licensee will obtain and maintain all such new licenses and approvals at its own expense. Licensor will provide information and assistance to Licensee for the obtainment of such licenses and approvals Licensee may deem necessary for the distribution and sale of the Key Trainers and the Service.

(c) Reporting of Negative Events. Each party has the overriding interest in protecting the reputation of the Keychain Trainer, the Service, and the parties to this Agreement. Accordingly, if either party, at any time, has a reasonable basis to believe that any act or occurrence related to the Keychain Trainer, the Service, or the parties to this Agreement presents or has presented any threat to public health or safety or otherwise are likely to draw negative attention from any governmental agency, consumer or environmental group, media or other organization or any individual (any of such occurrences being an "Event"), such party will immediately notify the other party of the facts giving rise to such belief or suspicion. In all such cases, the parties will closely coordinate with each other with respect to any actions they might take or permit and with respect to all public statements either party might make regarding the Event, and shall, after consultation with each other, follow all agreed plans with respect thereto.

(d.) Maintenance of Keychain Trainer and Service Complaint Records. Each party agrees to maintain all records relating to consumer and subscriber complaints and litigation relating to the Keychain Trainer and Service and shall make such records available to the other party for inspection upon the other party's reasonable request. Such records shall be maintained for at least two (2) years after the matter to which they pertain is closed or for the period required by the retaining party's document retention policy therefor, whichever is longer. All records provided under this Section shall be considered to be confidential information subject to the provisions of this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

(a) Representations and Warranties. Licensor represents and warrants to Licensee that: (i) it is the sole owner of all rights, title, and interest, except as attached hereto as Exhibit G, "IP Encumbrances," including all intellectual property rights in and to the Application IP, the Keychain Trainer, and the Trade IP, except for the portions thereof licensed from third parties, if any, as specified in Schedule B attached hereto; (ii) its entering into this Agreement does not require any third party consent or approval that has not already been obtained; (iii) it has sufficient right, power and authority to grant the rights and licenses to Licensee as set forth in this Agreement, (iv) that the Application IP, the Keychain Trainer, and the Trade IP do not infringe upon any third party intellectual property or other rights; and (v) that the Keychain Trainer and Service sold by or through Licensor to Licensee shall be merchantable and fit for their intended purposes. Licensor has not made and will not make any commitments to others inconsistent with or in derogation of Licensee's rights.

(b) Exclusivity. Licensor represents and warrants to Licensee that it has not, and covenants to Licensee that during the term of this Agreement, it will not, grant any other rights or license with respect to the Application IP for a period of two years following the Effective Date. If during the first two years following the effective date, Licensee's combined payments to Licensor made pursuant to this Agreement exceed $500,000 per month for three consecutive months, the Application IP rights and license shall be exclusive to Licensee during the term of the Agreement.

(c) Provision of Information, Know-How and Training. Licensor shall provide to Licensee all pertinent and necessary information in order for Licensee to apply for and obtain any required safety or other regulatory approvals to commercially market and sell the Keychain Trainer, as well as all know-how and training reasonably required for Licensee to use and market the Keychain Trainer and the Service.

(d) Maintenance of Intellectual Property Rights. Licensor shall pursue, undertake its best efforts to obtain and maintain all patent, trademark, service mark, and other intellectual property rights in and to the Application IP, the Keychain Trainer IP, and the Trade IP and all of the registrations therefor, and Licensor will not abandon or permit the expiration of any registration, unless so directed by a court of law. Licensor agrees to take all reasonably necessary steps, including, without limitation, making of all necessary filings in the U.S. Patent and Trademark Office and in the trademark office of any country or in any court to maintain such rights. Licensor agrees to take corresponding steps with respect to each new application for patent protection of the Keychain Trainer and/or application for registration of any new trademark. Any and all expenses incurred in connection with such activities shall be borne by Licensor. If Licensor determines that it is no longer desirable in the conduct of its business, or otherwise determines that it is unable to maintain said rights, Licensor shall notify Licensee in writing of such determination prior to abandoning same, and Licensee shall have the right to take reasonable steps necessary to maintain said rights at Licensee's expense, which expense may be deducted from Licensee Subscriber Payment.

(e) Marketing, Pricing and Promotional Efforts; References to Licensee or Use of Licensee Name. Licensor shall coordinate its press, marketing and promotional efforts, and product offerings with respect to the Keychain Trainer and the Service with Licensee and shall provide to Licensee a copy of all proposed press releases, advertisements and promotional materials, and pricing for approval prior to publication or use. Licensor shall not use any disapproved releases, materials, or pricing. In no event shall Licensor allow the Keychain Trainer and/or the Service to be sold to end-user consumers for less than the network-marketing suggested retail price. Licensor shall not refer to Licensee or use Licensee's

name or trademarks in any press release, product endorsement, marketing or other written materials, public filing or any other publication or statement without the prior written approval by Licensee.

4. INFRINGEMENT BY THIRD PARTIES

(a) Notification of Infringements. Should Licensor or Licensee become aware of any infringement or alleged infringement of any patents covering any portion of the Application IP or the Keychain Trainer Distribution Rights or any other infringement or violation of the intellectual property rights (including moral rights) or trade secrets relating to the Application IP, the Keychain Trainer Distribution Rights, or the Trade IP, that party shall immediately notify the other party in writing of the name and address of alleged infringer, the alleged acts of infringement, and any available evidence of infringement.

(b) Enforcement of Rights. Licensor shall have primary responsibility for enforcing any patent rights or other intellectual property rights (including moral rights), or trade secret rights relating to the Application IP, the Keychain Trainer Distribution Rights, or the Trade IP against any third parties and shall bring legal action against such third parties to enforce such rights. If Licensor fails to take action against any such third parties within thirty (30) days of such notification, Licensee may, at its option, bring legal action against such third parties in the name of Licensee and/or Licensor to enforce such rights. In the event that such litigation results in a damage award favoring the party bringing action to enforce any such rights, such a damage award shall be the property of the party that pursued such litigation.

5. INDEMNIFICATION

(a) Indemnification by Licensee. Licensee shall, at its expense, indemnify, defend and hold harmless Licensor, its employees, officers and agents (each, a "Licensor Indemnified Party" and collectively, the "Licensor Indemnified Parties") from and against any and all claims and causes of action of any nature made or lawsuits or other proceedings filed or otherwise instituted against any of the Licensor Indemnified Parties arising from or relating to any breach by Licensee of any of its representations, warranties or obligations hereunder. Licensee shall be responsible for and shall pay all costs and expenses related to
such claims and lawsuits for which it shall indemnify the Licensor Indemnified Parties, including, but not limited to, the payment of all attorneys' fees and costs of litigation, defense and/or settlement of same.

(b) Indemnification by Licensor. Licensor shall, at its expense, indemnify, defend and hold harmless Licensee, its employees, officers and agents (each, a "Licensee Indemnified Party" and collectively, the 'Licensee Indemnified Parties") from and against any and all claims and causes of action of any nature made or lawsuits or other proceedings filed or otherwise instituted against any of the Licensee Indemnified Parties arising from or relating to any breach by Licensor of any of its representations, warranties or obligations hereunder. Licensor shall be responsible for and shall pay all costs and expenses related to such claims and lawsuits for which it shall indemnify the Licensee Indemnified Parties, including, but not limited to, the payment of all attorneys' fees and costs of litigation, defense and/or settlement of same.

(c) Indemnification Procedures. In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim that the indemnified party believes falls within the scope of the foregoing paragraph. The indemnified party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. TERM AND TERMINATION

(a) The term of this Agreement shall commence on the Effective Date and continue in effect perpetually unless sooner terminated as provided below (the "Term").

(b) Right of Licensor to Terminate Exclusive Right Status of this of Agreement. Licensor shall have the right to give written notice of termination to the exclusive status or termination of this Agreement to Licensee within fifteen (15) days after any month where the previous three months payments from Licensee for the Service (the 'Payments") have not averaged a minimum of $50,000 per month (the "Three Month Minimum Payment Average"). In the event Licensor provides such termination notice, Licensor shall have the right to set the effective date of such termination of the exclusive status or termination of this Agreement to be any date within 180 days after the date of such notice. In the event that Licensor does not provide such notice or terminate the exclusive status of this Agreement within the time periods provided, Licensor shall be deemed to have waived its termination rights with respect to that particular payment period although such waiver shall not affect Licensor's termination rights with respect to future payment periods. The Three Month Minimum Payment Average from the execution of this Agreement through the first 24 months of this Agreement is not required and shall not apply.

(c) Termination by Licensor. Licensor shall have the right to terminate this Agreement if Licensee materially defaults in performing any of its other obligations under this Agreement or if Licensee becomes insolvent or if a proceeding is commenced by or against Licensee seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to Licensee or its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to Licensee and/or a substantial portion of its assets, and such material breach is not cured, or such proceeding is not dismissed, within sixty (60) days after Licensor has delivered to Licensee written notice of its intent to terminate the Agreement and specifying the reason for termination.

(d) Termination by Licensee. Licensee shall have the right to terminate this Agreement if Licensor materially defaults in performing any of its obligations hereunder, or if Licensor becomes insolvent, or if a proceeding is commenced by or against Licensor seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to Licensor or its assets under any bankruptcy, insolvency, or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to Licensor and/or a substantial portion of its assets, and such material breach is not cured, or such proceeding is not dismissed within sixty (60) days after Licensee has delivered written notice to Licensor of its intent to terminate this Agreement. Additionally, Licensee shall have the right to terminate this Agreement at any time for convenience by providing written notice thereof to Licensor not less than thirty (30) days prior to the effective date of such termination and specifying the reason for termination.

(e) Post-Termination Obligations Phase-out Period. Subsequent to the termination of this Agreement for any reason, Licensee may, for up to one hundred eighty (180) days after the effective date of such termination, continue to use the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP to sell its inventory of the Keychain Trainers.

(f) Effect of Termination, Licensees Continued Rights in the Event of Licensor Default or Bankruptcy, Refund of License Fee. Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination or which may continue beyond such termination. Licensor acknowledges and agrees that this Agreement and all rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be licenses to rights to intellectual property. Licensor agrees that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under applicable bankruptcy, insolvency or other similar law, including specifically but without limitation, Section 362(n) of the U.S. Bankruptcy Code, as amended. Licensor further agrees that, in the event of a Licensor default, or a dissolution or other discontinuance of Licensor's business operations or existence, or the commencement of a voluntary or involuntary proceeding against Licensor seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to it or its assets under any bankruptcy, insolvency or other similar law, Licensee, in addition to its right to terminate this Agreement, shall also have the right, at its election, to retain all of its rights under this Agreement. In such event, Licensee shall further have the right to either require Licensor to assign to Licensee any or all manufacturing, supply, license, or other agreements with third parties to which Licensor is a party relating to the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP (as well as all related regulatory approvals,

permits, and licenses to the extent legally transferable or to enter into its own agreements with such third parties and obtain its own regulatory approvals, permits, and licenses).

7. TAXES, GOVERNMENTAL APPROVALS AND LIABILITY

(a) Taxes. Licensee shall be solely responsible for the payment and discharge of any taxes, duties, or withholdings relating to any transaction of Licensee in connection with the use, sale, licensing or other commercialization or exploitation of the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP. Licensor is solely responsible for any and all taxes, fees relating to its ownership of intellectual property rights in and to the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP, including but not limited to taxes on all amounts paid to Licensor hereunder.

(b) Government Approvals. Licensee shall, at its own expense, be responsible for applying for and obtaining any approvals, authorizations, or validations relative to the sale of the Keychain Trainer not previously obtained by Licensor under the appropriate jurisdictional laws or otherwise, including authorization for the remittances hereunder from the appropriate governmental authorities.

8. INDEPENDENCE OF THE PARTIES

This Agreement creates no relationship of partnership, joint venture, employment, franchise, or agency between the parties. This Agreement shall not constitute the designation of either party as the representative or agent of the other, nor shall either party to this Agreement have the right or authority to make any promise, guarantee, warranty, or representation, or to assume, create, or incur any liability or other obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party, without the other party's prior written consent and approval.

9. SUBLICENSE AND ASSIGNMENT

(a) Sublicensing. Licensor authorizes Licensee to grant sublicenses of the rights granted to it hereunder to its sub-distributors, contractors and other third parties as reasonably necessary for Licensee to perform its obligations hereunder.

(b) Assignment. Any assignment of this Agreement by either party to a third party (except by Licensee to an affiliated entity or to a person or entity acquiring substantially all of Licensee's assets or a controlling equity ownership interest in Licensee, which shall be permitted without the consent or approval of Licensor) shall be null and void unless consented to in advance in writing by the other party hereto, which consent shall not be withheld unreasonably.

10. NOTICES

Any notice or communication permitted or required under this Agreement shall be in writing and shall be delivered in person or by courier, or mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth for the intended recipient in the first paragraph of this Agreement, attention: President, or to such other address as shall be given in accordance with this Section. If notice is given in person, by courier or facsimile, it shall be effective upon receipt; and if notice is given by mail, it shall be effective five (5) business days after deposit in the mail.

11. ARBITRATION; LITIGATION; GOVERNING LAW; JURISDICTION AND VENUE

Except with respect to any claim by either party against the other party relating to this Agreement and seeking injunctive relief or specific performance, any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") then in effect, by a panel of three (3) arbitrators. Each party shall have the right to appoint one (1) arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third. The parties may alternately agree to a single arbitrator in lieu of a panel of three (3) arbitrators. The place of arbitration shall be Salt Lake City, Utah, U.S.A. and the parties

agree to submit to personal jurisdiction exclusively in such venue for such arbitration and exclusively in the state courts located in such venue for any proceeding brought by either party seeking injunctive relief or specific performance. The internal procedural and substantive laws of Utah shall govern this Agreement and all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement as well as in any other legal proceedings brought by either party involving this Agreement. The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars without deduction or offset, and that any costs, fees or taxes incurred to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include interest accruing from the date of damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators.

12. IDENTIFICATION OF TECHNOLOGY AND PRODUCTS

(a) Marking. Licensee agrees to mark, as appropriate, the following with appropriate copyright notices, trademark notices, patent pending notices and/or patent numbers in conformity with applicable law:

1. All units of the Keychain Trainer and subscription for Service sold by or for Licensee and/or its sub-licensees;
2. All packaging of the Keychain Trainer and Service, and
3. All brochures, manuals, and documents describing the Keychain Trainer and Service.

(b) License Disclosure. Unless otherwise directed by Licensor, Licensee shall state in a manner acceptable to Licensor and approved by Licensor, in a prominent position on all materials and things specified in sub-Section 12(a) above, that the Keychain Trainer and Service are distributed by Licensee under license from Licensor.

13. GENERAL PROVISIONS

(a) Entire Agreement. The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement constitutes the full, complete and exclusive statement of the Agreement between them and supersedes all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement.

(b) Modifications. No agreement changing, modifying, amending, extending, superseding, discharging, or terminating this Agreement or any provisions hereof shall be valid unless it is in writing and is dated and signed by duly authorized representatives of each party.

(c) Severability. Should any term or provision of this Agreement be finally determined by an arbitration panel or the order of a court with jurisdiction to be void, invalid, unenforceable or contrary to law or equity, the offending term or provision shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Agreement (or, as the case may be, the application of such provisions to other circumstances) shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

(d) Waiver. Failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for therein, shall in no way be considered a waiver of such provisions, rights, or election or in any way to affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent or waiver of, or excuse for any other, different or subsequent breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein bylaw or equity.

(e) Time is of the Essence. Time is of the essence in the performance of each and every obligation and covenant imposed by this Agreement.

(f) Binding Agreement. This Agreement shall be binding not only upon the parties hereto, but also upon and without limitations thereto, their assignees, successors, divisions, subsidiaries, officers, directors, employees, and sub-licensees.

(g) Force Majeure. Neither Licensor nor Licensee shall be responsible for any failure to fulfill its obligations due to causes beyond its reasonable control, including without limitation, acts or omissions of government or military authority, acts of God, acts of terrorism, materials shortages, transportation delays, fires, floods, labor disturbances, riots, wars, or inability to obtain any export or import license or other approval of authorization of any government authority.

(h) Expenses. Except as provided elsewhere in this Agreement, all of the legal, accounting, and other miscellaneous expenses incurred in connection with this Agreement and the performance of the various provisions of this Agreement shall be paid by the party who incurred the expense.

(i) Survival. All covenants, agreements, representations, warranties and provisions of this Agreement which by their nature survive the termination of this Agreement shall so survive after the effective date of termination of this Agreement.

(j) Disclaimer of Warranties; Limitation of Liability. EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED HEREIN, NEITHER PARTY HERETO MAKES ANY WARRANTIES AND DISCLAIMS ANY IMPLIED WARRANTIES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT WITH REGARD TO THE PRODUCTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS RESULTING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(k) Confidentiality. The terms of this Agreement shall be considered confidential and shall not be disclosed by either party. Any information disclosed by either party to the other pursuant to this Agreement, except as set forth below, shall not be disclosed or used by the receiving party other than as expressly authorized herein without the prior written consent of the disclosing party, which consent may be withheld by the disclosing party in its sole and absolute discretion. The foregoing obligation of confidentiality shall not apply to information which (a) was publicly available at the time of the disclosure to the receiving party; (b) subsequently becomes publicly available through no fault of the receiving party; (c) is rightfully acquired by the receiving party, subsequent to disclosure by the other party from a third party who is not in breach of a confidential relationship with regard to such information; (d) is independently developed by the receiving party solely through the efforts of individuals who did not have access to the confidential information, as evidenced by the receiving party's written records; or (e) is required to be made public by court order, law or regulation, provided that the disclosing party is notified as soon as practicable prior to such compelled disclosure in order to contest same.

(l) Construction; Counterparts. The headings used in this Agreement are for reference purposes only and shall not be considered a part of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

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[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by and through their respective undersigned duly authorized representatives, have caused this Agreement to be executed as of the Effective Date.

LICENSOR:

NextFitness, Inc., a Nevada corporation

By: [signature]
Jeff C. Hays, President

LICENSEE:

Wren, Inc., a Nevada corporation

By: [signature]
Jeff D. Jenson, President

Exhibit A, Exclusive Trade IP

Exhibit B, Class A Preferred

Exhibit C, Class B Preferred

Exhibit D, Promissory Notes

Exhibit E, Warrant

Exhibit F, Registration Rights Agreement

Exhibit G, IP Encumbrances

Exhibit H, Indemnification Agreement

Exhibit I, Settlement Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of March 4, 2009 (this "Agreement"), among the persons executing this Agreement as holders (the "Holders") below and WREN, INC., a Nevada corporation (the "Company").

BACKGROUND

The Holders are stockholders of the Company who hold restricted stock or securities convertible into restricted stock of the Company. In connection with the transactions contemplated by that certain License and Distribution Agreement, dated on or about the date hereof, among the Company and Nextfitness, Inc. and as a condition to the consummation of such transactions, the Company has agreed to grant to the Holders the registration rights described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, hereby agree as follows:

1. Piggyback Registration Rights. If the Company shall determine to proceed with the preparation and filing of a registration statement, in connection with the proposed offer and sale of any of its securities by it or any of its security holders for cash (other than a registration statement on Form S-4, S-8 or other similar limited purpose form), the Company will give written notice of its determination to the Holders. Upon receipt of a written request from the Holders within thirty calendar days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the shares of Common Stock of the Company held by the Holders and listed opposite the Holder's name on the signature page hereto (the "Registrable Securities"), to the extent requested by the Holders, to be included in such registration statement, all to the extent required to permit the sale or other disposition by the Holders of such shares of Common Stock. If any registration pursuant to this Section 1 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 1 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section 1 together with any other shares would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the Company will include in such registration the number of the Holders shares of Common Stock which is pro rata, based on the number of securities which in the opinion of such underwriters can be sold and on the number of securities which all holders request be included in the registration, provided that any shares of Common Stock proposed to be included in such registration statement that are owned by directors or officers of the

Company or their Affiliates shall be excluded prior to exclusion of any shares of Common Stock requested to be included by the Holders. The obligation of the Company under this Section 1 shall be unlimited as to the number of Registration Statements to which it applies.

2. Company Obligations. If the Registration Statement becomes effective, the Company will use its best efforts to: (a) keep such registration effective until the earlier of (i) the second anniversary of the date such Registration Statement is declared effective, (ii) such date as all of the Registrable Securities have been resold pursuant to a registration statement, or (iii) such date as all Registrable Securities may be sold pursuant to Rule 144 of the Securities Act (or any successor rule); (b) except as otherwise provided herein, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities; (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Holder from time to time may reasonably request; and (d) file the documents required of the Company for normal blue sky clearance in states specified in writing by Holder and otherwise use its best efforts to maintain such blue sky clearance during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to (a) above, *provided, however*, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

3. Suspension of Use of Registration Statement. Holder hereby acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. The Holder hereby covenants that it will not sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that Holder may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of the Registration Statement by Holder unless such suspension is (a) required by any federal or state governmental authority or (b) in the opinion of the Company's counsel, necessary to make changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading.

4. Indemnification.

(a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holders, their employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 5, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 5 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the SEC or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of any Holder's failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

(b) If any action is brought against a Holder or any of its employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 5(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to

have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 5 to the contrary not withstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

(c) The Holders, severally, but not jointly, agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holders, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holders in Section 5(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holders by or on behalf of the Holders, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holders pursuant to this Section 5(b), the Holders shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 5(a) and 5(b).

(d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5(a) or 5(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this

Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or other wise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel) as one entity, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 5(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d) each person, if any, who controls the Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each employee, agent, and counsel of Holders or control person shall have the same rights to contribution as the Holders and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 5(d). Anything in this Section 5(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 5(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

5. <u>Holder Information</u>. Holder shall provide to the Company such information regarding its ownership of Registrable Securities and plan of distribution as shall be required for the preparation and filing of the Registration Statement, including customary selling stockholder questionnaires.

6. <u>Choice of Law</u>. It is the intention of the parties that the internal laws of the State of Utah, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights

and duties of the parties set forth herein.

7. Assignment; Parties in Interest. This Agreement may be pledged, assigned or otherwise transferred by the Holder.

8. Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

WREN, INC.

By: ________________________

Chief Executive Officer

Holders:

TRYANT, LLC

____

Jeff D. Jenson , Managing Director
1608 West 2225 South
Woods Cross, UT 84087

No. of shares of Company Common Stock constituting Holder's Registrable Securities hereunder: 1,500,000